UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2018

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth below in Item 5.07, on April 30, 2018, at the annual meeting of stockholders (the “Annual Meeting”), the stockholders of Orchids Paper Products Company (the “Company”) adopted and approved an amendment (the “2014 Plan Amendment”) to the Orchids Paper Products Company 2014 Stock Incentive Plan (the “2014 Plan”) to increase the number of shares that may be issued under the 2014 Plan. As amended, the 2014 Plan reserves 800,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), for issuance pursuant to awards made under the 2014 Plan. A description of the 2014 Plan can be found in “Proposal 5—Approval of an Amendment to the Orchids Paper Products Company 2014 Stock Incentive Plan” in the Company’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on March 19, 2018 (the “Proxy Statement”). The foregoing description of the 2014 Plan and 2014 Plan Amendment is qualified in its entirety by reference to the full text of the 2014 Plan, as amended by the and 2014 Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As set forth below in Item 5.07, at the Annual Meeting the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), which amends Article Fifth, Section 3 of the Company’s Certificate of Incorporation to provide that directors are removable by the stockholders of the Company with or without cause upon the affirmative vote of a majority of the outstanding shares of Common Stock. Previously, stockholders could only remove directors for cause.  The above description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

The Certificate of Amendments will become effective upon acceptance of the Company’s filing of the Certificate of Amendment with the Secretary of State of Delaware.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2018, Orchids Paper Products Company (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders of the Company: (1) elected seven directors for one-year terms; (2) approved, by advisory vote, our executive compensation, (3) ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm, (4) approved the Certificate of Amendment, and (5) approved the 2014 Plan Amendment. The proposals are described in detail in the Proxy Statement.

On March 5, 2018, the record date for the Annual Meeting, 10,670,348 shares of the Company’s Common Stock were issued and outstanding, of which 9,814,650 were present at the Annual Meeting for purposes of establishing a quorum. The final voting results on the proposals considered at the Annual Meeting are set forth below.

1.	Election of Directors. Each of the nominees for director, as listed in the Proxy Statement, was elected to serve until the conclusion of the Company’s 2019 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, with the voting results as follows:

Name	Votes FOR	Votes WITHHELD	Broker Non-Votes
Steven R. Berlin	4,337,686	1,331,916	4,145,048
Mario Armando Garcia	2,881,630	2,787,971	4,145,049
John C. Guttilla	4,346,831	1,322,771	4,145,048
Douglas E. Hailey	4,498,815	1,170,786	4,145,049
Elaine MacDonald	4,384,354	1,285,247	4,145,049
Mark H. Ravich	4,341,308	1,328,293	4,145,049
Jeffrey S. Schoen	4,862,040	807,561	4,145,049

2.	Approval, by Advisory Vote, of Executive Compensation. The Company’s executive compensation was approved, with the voting results as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
4,739,603	806,962	123,036	4,145,049

3.	Ratification of HoganTaylor LLP. The appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the fiscal year 2018 was ratified, with the voting results as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
9,197,522	496,073	121,055	—

4.	Amendment to the Certificate of Incorporation. The adoption of the Certificate of Amendment was approved, with the voting results as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
9,044,685	639,947	92,176	—

5.	Amendment to the Orchids Paper Products Company 2014 Stock Incentive Plan. The adoption of the 2014 Plan Amendment was approved, with the voting results as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
4,051,505	1,459,621	158,473	4,145,051

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
10.1	Orchids Paper Products Company 2014 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: May 4, 2018	By:	/s/ Jeffrey S. Schoen
Jeffrey S. Schoen Chief Executive Officer and President